Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PAR Technology Corporation
New Hartford, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of PAR Technology Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

October 26, 2018